Exhibit 5

[On Morgan, Lewis & Bockius LLP Letterhead]

February 3, 2011

SJW Corp.

110 W. Taylor Street

San Jose, California 95110

Re:	SJW Corp.
Registration Statement on Form S-3 Relating to the SJW Corp.
Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

We have acted as counsel to SJW Corp., a California corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 3,000,000 shares of the Company’s common stock, $0.521 par value (the “Common Stock”), issuable under the SJW Corp. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company to participants under the Plan, when issued and sold by the Company in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the State of California. We assume no obligation to update this opinion or advise of any changes with respect to applicable law or the interpretation thereof that may occur subsequent to the date hereof.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP